SECURITIES AND EXCHANGE COMMISSION

                       Washington, D. C.  20549

                               FORM 8-K


                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)           May 13, 2003



                        THE YORK WATER COMPANY
        (Exact name of Registrant as specified in its Charter)



Pennsylvania                       0-690                    23-1242500
(State or other jurisdiction   (Commission            (I.R.S. Employer
 of incorporation)             File Number)        Identification No.)



130 East Market Street, York, Pennsylvania                        17401
(Address of principal executive offices)                     (Zip Code)



Registrant's telephone number including Area Code          717-845-3601




    (Former name or former address, if changed since last report.)

                        THE YORK WATER COMPANY
                               FORM 8-K





ITEM 5.  OTHER EVENTS


      York, Pennsylvania, May 13, 2003:  The York Water Company's
(NASDAQ:YORW) President, Jeffrey S. Osman, announced today the
Company's financial results for the first quarter of 2003.

      President Osman reported that the operating revenues of $4,757,940 increased 1.7% over the first quarter of 2002, and that net income of $757,570 decreased 13.5% compared to the first quarter of 2002. The decrease in net income is attributed to increased pension, insurance, and depreciation expenses.

      During the first quarter of 2003, the Company spent over $1 million on construction projects, primarily on its distribution system to expand its service territory.


                                    Three Months Ended March 31
                                    In 000's (except per share)


                                        2003           2002

Water Operating Revenues               $4,758         $4,680
Net Income                             $  758         $  875
Average Number of Common
   Shares Outstanding                   6,367          6,311
Basic Earnings Per
   Common Share                        $ 0.12         $ 0.14
Dividends Paid Per
   Common Share                        $ 0.14         $ 0.13

                              SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                        The York Water Company
                                            (Registrant)


Dated:  May 13, 2003                 By: /s/ Kathleen M. Miller
                                       Kathleen M. Miller
                                       Chief Financial Officer